Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 Certified Copy Work Order Number:W2019090901632 Reference Number:20190148278 Through Date:9/10/2019 4:55:48 AM Corporate Name:NEUROTROPE, INC. 9/10/2019 4:55:48 AM Document Number Description Number of Pages 20190148277 Certificate of Designation 13 Certified By: Rhonda Tuin Certificate Number: B20190910208568 You may verify this certificate online at http://www.nvsos.gov Respectfully, BARBARA K. CEGAVSKE Nevada Secretary of State

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Exhi bit A Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Neurotrope, Inc. (Continued) Section 1. Designation and Amount. The shares of this series shall be designated as Series C Preferred Stock (the "Series C Preferred Stock"), and the num ber of shares constituting the Series C Preferred Stock shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a num ber less than the num ber of shares then outstand ing plus the num ber of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstand ing securities issued by the Corporation convertible into Series C Preferred Stock. Section 2. Dividends and Distri butions. Subject to the rights of the holders of any shares of any series of preferred stock, par value $0.000 I , of the Corporation ("Preferred Stock") (or any other stock of the Corporation) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose , quarterly dividends payable in cash on the last day of March, June, September and Decem ber in each year (each such date a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 mu ltiplied by the aggregate per share amount of all cash dividends, and 1 ,000 multipl ied by the aggregate per share amount (payable in kind) of all non- cash dividends or other d istributions , other than a dividend payable in shares of common stock, par value $0.0001 per share, of the Corporation (the "Common Stock") or a subd iv ision of the outstand ing shares of Common Stock (by reclassification or otherwise) declared on the Common Stock since the immediately preced ing Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. I n the event that the Corporation shall at any time declare or pay any d ividend on the Common Stock payable in shares of Common Stock, or effect a subd ivision or combination or consol idation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser num ber of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immed iately prior to such event under the preceding sentence shall be adjusted by mu ltiplying such amount by a fraction , the numerator of which is the number of shares of Common Stock outstand ing immed iately after such event and the denominator of which is the number of shares of Common Stock that were outstand ing immediatel y prior to such event.

The Corporation shall declare a dividend or d istribution on the Series C Preferred Stock as provided in paragraph (A) of this Section 2 immediatel y after it declares a dividend or d istribution on the Common Stock (other than a div idend payable i n shares of Common Stock). Dividends due pu rsuant to paragraph (A) of this Section 2 shall begin to accrue and be cumulative on outstand ing shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determ ination of holders of shares of Series C Preferred Stock entitled to receive a quarterl y dividend and before such Quarterly Dividend Payment Date, in either of which events such div idends shall begin to accrue and be cumu lative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or d istribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights : Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subd ivision or combination or consolidation of the outstand ing shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser num ber of shares of Common Stock, then in each such case the num ber of votes per share to which holders of shares of Series C Preferred Stock were entitled immed iately prior to such event shall be adjusted by multiplying such num ber by a fraction , the numerator of which is the num ber of shares of Common Stock outstand ing immed iately after such event and the denom inator of which is the num ber of shares of Common Stock that were outstanding immed iately prior to such event. Except as otherwise provided in the Articles of Incorporation of the Corporation (as amended , the "Articles of Incorporation") , includ ing any other Certificate of Designations creati ng a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Except as set forth herein , or as otherwise required by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. Section 4 . Certain Restrictions. Whenever quarterly dividends or other dividends or d istributions payable on the Series C Preferred Stock as provided i n Section 2 are i n arrears, thereafter and u nti l all accrued and unpaid d ividends and d istributions, whether or not declared, on shares of Series C Preferred Stock outstand ing shall have been paid in fu ll, the Corporation shall not: declare or pay dividends, or make any other distributions, on any shares of stock ranki ng junior (either as to div idends or upon l iquidation, dissolution or winding-up) to the Series C Preferred Stock; )declare or pay dividends, or make any other d istributions, on any shares of stock ranki ng on a parity (either as to dividends or upon l iqu idation , dissolution or wind ing- up) with the Series C Preferred Stock, except d ividends paid ratably on the Series C Preferred Stock and all such parity stock on which d ividends are payable or i n arrears i n proportion to the total amounts to which the holders of all such shares are then entitled; or ) redeem or purchase or otherwise acquire for consideration shares of any stock ranki ng ju nior (either as to dividends or upon l iquidation, dissolution or winding-up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem , purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or wind ing-up) to the Series C Preferred Stock. The Corporation shall not perm it any subsid iary of the Corporation to pu rchase or otherwise acqu ire for consideration any shares of stock of the Corporation unless the Corporation could , under paragraph (A) of this Section 4, pu rchase or otherwise acquire such shares at such time and in such manner. Section 5. Reacq u i red Shares. Any shares of Series C Preferred Stock purchased or otherwise acqu ired by the Corporation i n any manner whatsoever shall be retired and canceled prom ptly after the acquisition thereof. The Corporation shall take all such actions as are necessary to cause al l such shares to become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock subject to the cond itions and restrictions on issuance set forth herein or i n the Articles of Incorporation, includ ing any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law. Section 6. Liq u idation, Dissol ution or Winding-U p. Upon any l iquidation, d issolution or wind ing-up of the Corporation, voluntary or otherwise, no d istribution shall be made to the holders of stock ranking ju nior (either as to d iv idends or upon liquidation, dissolution or wind ing-u p) to the Series C Preferred Stock unless, prior thereto , the holders of Series C Preferred Stock shall have received an amount per share (the "Series C Liquidation Preference") equal to an amount per share, subject to the provision for adjustment herei nafter set forth, equal to 1,000 multiplied by the aggregate amount to be d istributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. I n the event that the Corporation shall at any time declare or pay any div idend on the Common Stock payable in shares of Common Stock, or effect a subd ivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser num ber of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immed iately prior to such event under the preced ing sentence shall be adjusted by multiplyi ng such amount by a fraction, the numerator of which is the number of shares of Common Stock outstand ing immed iately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immed iately prior to such event. If there are not sufficient assets avai lable to permit payment in full of the Series C Liqu idation Preference and the liqu idation preferences of all other classes and series of stock of the Corporation , if any, that rank on a parity with the Series C Preferred Stock in respect thereof, then the assets available for such d istribution shal l be d istributed ratably to the holders of the Series C Preferred Stock and the holders of such parity shares i n proportion to their respective l iquidation preferences. Neither the merger or consol idation of the Corporation into or with another entity nor the merger or consol idation of any other entity into or with the Corporation shall be deemed to be a l iqu idation, dissol ution or wind ing-up of the Corporation within the meaning of this Section 6. Section 7. Consolidation, Merger, Etc. If the Corporation shall enter into any consol idation , merger , combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multipl ied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consol idation of the outstand ing shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser num ber of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shal l be adjusted by multi plying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstand ing immed iately after such event and the denominator of which is the num ber of shares of Common Stock that were outstand ing immed iately prior to such event. Section 8. Amendment. Whi le any Series C Preferred Stock is issued and outstand ing, the Articles of Incorporation shall not be amended in any manner, includ ing in a merger or consol idation , wh ich would alter, change or repeal the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thi rds of the outstand ing shares of Series B Preferred Stock, voting together as a single class. Section 9. Rank. The Series C Preferred Stock shall rank, with respect to the payment of div idends and upon l iqu idation , dissolution and wind ing-up, junior to all other series of Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters .

IN W ITNESS W HEREOF, the undersigned has signed this Certificate of Designation on the 9th day of September, 2019, and affirms the statements contained therei n as true under the penalties of perju ry. Neurotrope, Inc. Name: Robert Weinstein Title: Chief FinancialOfficer, Executive Vice President, Secretary and Treasurer

EXHIBIT I Form of Right Certificate Certificate No. R-Rights NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT) OR EARLIER IF REDEMPTION, EXCHANGE OR TERMINATION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BEN EFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AN D VOID. Right Certificate NEUROTROPE, INC. This certifies that, or his, her or its registered assigns, is the registered owner of the num ber of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and cond itions of the Rights Agreement (as may be amended from time to time, the "Rights Agreement"), dated as of September 9, 2019, between Neu rotrope, Inc., a Nevada corporation (the "Company"), and Phi ladelphia Stock Transfer, Inc, a Pennsylvania compan y, as rights agent (or any successor rights agent) (the "Rights Agent"), to pu rchase from the Company at any time after the Distri bution Date (as such term is defined in the Rights Agreement) and prior to the Final Expiration Date (as such term is defined in the Rights Agreement) or earlier under certain circumstances set forth in the Rights Agreement, at the office or offices of the Rights Agent designated for such pu rpose, or at the office of its successor as Rights Agent, one one-thousandth of a ful l y paid non-assessable share of Series C Preferred Stock, par value $0.0001 per share, of the Company (the "Preferred Shares"), at a purchase price of $20 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be pu rchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the num ber and Purchase Price as of September 9, 2019, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the num ber of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to mod ification and adjustment upon the happening of certain events. From and after the occurrence of a Stock Acquisition Date (as defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are or were acquired or Beneficially Owned by an Acqui ring Person or an Associate or Affi l iate of an Acqu iring Person, such Rights shal l become void , and any holder of such Rights shall thereafter have no right to exercise such Rights. This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and cond itions are incorporated herein by this reference and made a part hereof , and to which Rights Agreement reference is made for a full description of the rights, l imitations of rights, obligations, duties and immunities hereu nder of the Rights Agent, the Company and the holders of the Right Certificates . Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent designated for such pu rpose. This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such pu rpose, accompanied by such documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of l ike tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shal l have entitled such holder to pu rchase . Ifthis Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the num ber of whole Rights not exercised. Subject to the provisions of the Rights Agreement, at the Company's option, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (i i) may be exchanged in whole or in part for shares of the Company 's Common Stock, par val ue $0.0001 per share, Preferred Shares, cash, debt securities, or other assets, property or instruments. The shares and other securities transferred as part of the exchange may be transferred to a trust created upon such terms as the Board of Directors of the Company may determine. No fractional Preferred Shares wi ll be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company , be evidenced by depositary recei pts), but in l ieu thereof a cash payment wi ll be made, as provided in the Rights Agreement. No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any pu rpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) , or to receive div idends or subscription rights , or otherwise, unti l the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement. This Right Certificate shall not be val id or obligatory for any purpose unti l it shall have been countersigned by the Rights Agent.

WITN ESS the facsim i le signature of the proper officers of the Company and its corporate seal. Dated as of Attest:Neurotrope, Inc. Countersigned: Rights Agent: By: Authorized Signature

Form of Reverse Side of Right Certificate FORM OF ASSIGN MENT (To be executed by the registered holder if such holder desires to transfer the Right Certificate.) FOR VALUE RECEI VED,_hereby sel ls, assigns and transfers unto (Please print name and address of transferee) this Right Certificate , together with all right, title and interest therein , and does hereby irrevocably constitute and appoint, Attorney , to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution. Date:Signature Signature Guaranteed: Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with mem bershi p i n an approved signature medall ion program). The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affil iate or Associate thereof and are not issued with respect to Common Shares underlyi ng a Derivative Position described in the definition of Beneficial Owner (as such terms are defined i n the Rights Agreement) . Signature

Form of Reverse Side of Right Certificate -continued FORM OF ELECTION TO PURCHASE (To be executed if holder desires to exercise the R ight Certificate .) TO NEUROTROPE, INC.: The undersigned hereby irrevocably elects to exerciseRights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of: Please insert Social Security or other identifying num ber: (Please print name and address) If such num ber of Rights shall not be al l the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered i n the name of and del ivered to: Please insert Social Security or other identifying number: (Please print name and address) Date:Signature (Signatu re must conform to the holder specified on the Right Certificate) Signature Guaranteed: Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or sav ings and loan association with mem bershi p i n an approved signature medallion program).

Form of Reverse Side of Right Certificate -continued The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by, were not acqu ired by the undersigned from , and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to Common Shares underlying a Derivative Position described in the definition of Beneficial Owner (as such terms are defined in the Rights Agreement) . Signature NOTICE The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular , without alteration or enlargement or any change whatsoever. In the event that the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored .

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 Business Entity - Filing Acknowledgement 01/22/2020 Work Order Item Number:W2020012201171-361543 Filing Number:20200431934 Filing Type:Certificate of Designation Filing Date/Time:1/22/2020 12:35:00 PM Filing Page(s):14 Indexed Entity Information: Entity ID: E0297142013-2Entity Name: NEUROTROPE, INC. Entity Status: ActiveExpiration Date: None Commercial Registered Agent CORPORATION SERVICE COMPANY 112 NORTH CURRY STREET, Carson City, NV 89703, USA The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, Page 1 of 1 BARBARA K. CEGAVSKE Secretary of State Commercial Recording Division 202 N. Carson Street

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Exhibit A CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES D CONVERTIBLE PREFERRED STOCK OF NEUROTROPE, INC. (continued) TERMS OF SERIES D CONVERTIBLE PREFERRED STOCK Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as "Series D Convertible Preferred Stock" (the "Preferred Sha res"). The authorized number of Preferred Shares shall be 18,000 shares. Each Preferred Share shall have a par val ue of $0.0001 and a stated value equal to $1,000 (the "Stated Value"). Capitalized terms not defined herein shall have the meaning as set forth in Section 18 below. Ranking. Except with respect to any current series of preferred stock of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation , dissolution and winding up of the Company (collectively , the "Senior Preferred Stock") and any current or future series of preferred stock of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the "Parity Stock"), all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the "Junior Stock"). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith. For the avoidance of doubt, in no circumstance will a Preferred Share have any rights subordinate or otherwise inferior to the rights of shares of Parity Stock or Common Stock (as defined below). Conversion . Each Preferred Share shall be convertible into validly issued , fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in this Section 3. Holder's Conversion Right. Subject to the provisions of Section 3(e)), at any time or times on or after the Initial Issuance Date, each holder of a Preferred Share (each, a "Holder" and collectively, the "Holders") shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate (as defined below). Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 3(a) shall be determined according to the following formula (the "Conversion Rate"): Conversion Amount Conversion Price No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner: Holder's Conversion. To convert a Preferred Share into validly issued, fully paid and non- assessable shares of Common Stock on any date (a "Conversion Date"), a Holder shall deliver (whether via electronic mail, facsimile or otherwise), for receipt on or prior to 1 1:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company. If required by Section 3(c)(vi), within five (5) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the "Preferred Share Certificates") so converted as aforesaid . ) 111. Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. 1v. Company 's Failure to Timely Convert. Ifthe Company shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Company 's receipt of a Conversion Notice (whether via electronic mail, facsimile or otherwise) (the "Share Delivery Deadline"), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares (as the case may be) (a "Conversion Failure"), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company , may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company 's receipt of a Conversion Notice (whether via electronic mail, facsimile or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company's share register or credit such Holder 's or its designee's balance account with OTC for the number of shares of Common Stock to which such

Holder is entitled upon such Holder's conversion hereunder (as the case may be), and if on or after such third (3'd) Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after such Holder's request, which request shall include reasonable documentation of all broker fees, costs and expenses and in such Holder 's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other reasonable out of pocket expenses related to the Buy-In , if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such certificate or credit such Holder 's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the sale price of the Common Stock at which the sell order giving rise to such purchase obligation was executed . Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder's Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. Inthe event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with the Purchase Agreement. Book-Entry. Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 3(c)(vi) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method , reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend: ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES D PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE , INCLUDING SECTION 3(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES D PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES D PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES D PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE. Notwithstanding the foregoing, with respect to any Conversion Notice(s) delivered on or prior to 12:00 p.m. (New York City time) on the Initial Issuance Date, the Company agrees to deliver the shares of Common Stock underlying the Preferred Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Issuance Date. . Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares. Limitation on Beneficial Ownership . Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Preferred Shares held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the "Maximum Percentage") of the Common Stock. To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis-a-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 3(e) shall have any effect on the applicability of the provisions of this Section 3(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 3(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 3(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e) to correct this Section 3(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 3{e) shall apply to a successor holder of Preferred Shares. The Company may not waive this Section 3(e) without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one {I) Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations or securities issued pursuant to the other Transaction Documents. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder. Ad justment of Conversion Price. Subdivision or Combination of Common Stock. Without limiting any provision of Section 9, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 9, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 4 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 4 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event. Authorized Shares. Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 100% of the Conversion Rate with respect to the Conversion Amount of each Preferred Share as of the Initial Issuance Date (assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Purchase Agreement have been issued, such Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of such Preferred Shares set forth in herein). So long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares issued or issuable pursuant to the Purchase Agreement, assuming for purposes hereof, that all the Preferred Shares issuable pursuant to the Purchase Agreement have been issued and without taking into account any limitations on the issuance of securities set forth herein), provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the "Required Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the "Authorized Share Allocation") . In the event a Holder shall sell or otherwise transfer any of such Holder 's Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders . Insufficient Authorized Shares. If, notwithstanding Section S(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an "Authorized Share Failure"), then the Company

, shall promptly take all reasonable action (within its control) to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have availabJe the Required Amount for all of the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting , the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock. Nothing contained in this Section 5 shall limit any obligations of the Company under any provision of the Purchase Agreement. Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law (including without limitation , the Nevada Revised Statutes(the "NRS")) and as expressly provided in this Certificate of Designations. Subject to Section 3(e), to the extent that under the NRS holders of the Preferred Shares are required to vote on a matter with holders of shares of Common Stock, voting together as one class, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then converti ble (subject to the ownership limitations specified in Section 3(e) hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company 's bylaws and the NRS. [Reserved]. Liq uidation. Dissolution. Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of shares of Junior Stock, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference , in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 8. All the preferential amounts to be paid to the Holders under this Section 8 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 8 applies. Participation. In addition to any adjustments pursuant to Section 4, the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions . Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder's right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation , without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or certificate of amendment, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; provided, however, the Company shall be entitled, without the consent of the Required Holders unless such consent is otherwise required by the NRS, to amend the Certificate oflncorporation to effectuate one or more reverse stock splits of its issued and outstanding Common Stock for purposes of maintaining compliance with the rules and regulations of the Principal Market; or (b) without limiting any provision of Section 13, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) oflike tenor and date. Remedies, Characterizations, Other Obligations, Breaches and In junctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations . Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company's compliance with the terms and conditions of this Certificate of Designations . Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization , transfer of assets, consolidation, merger, scheme of arrangement , dissolution, issue or sale of securities, or any other vol untary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect without the consent or vote of the Required Holders, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non- assessable shares of Common Stock upon the conversion of Preferred Shares and (iii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein). I 4 . Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party . This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. 15. Notices . The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor . Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with the Purchase Agreement. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all holders of shares of Common Stock as a class or (C) for determining rights to vote with respect to any dissolut ion or liquidation, provided , in each case, that such information shall be made known to the public prior to, or simultaneously with, such notice being provided to any Holder. I 6. Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name, address, E-mail address and facsimile number of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary , but in all events recognizing any properly made transfers. Stockholder Matters; Amendment. Stockholder Matters. Any stockholder action, approval or consent required , desired or otherwise sought by the Company pursuant to the NRS, the Certificate of Incorporation , this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the NRS . Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the NRS and the Certificate of Incorporation. Certain Defined Terms. For purposes of this Certificate of Designations , the following terms shall have the following meanings: "1934 Act" means the Securities Exchange Act of 1934, as amended. "Bloomberg" means Bloomberg, L.P. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively , is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively , of any market makers for such security as reported on the Pink Open Market. Ifthe Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. Ifthe Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in the Purchase Agreement. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period. "Common Stock" means (i) the Company's shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock. "Common Stock Equivalents" means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. "Conversion Amount" means, with respect to each Preferred Share, as of the applicable date of determination , the Stated Val ue thereof. "Conversion Price" means, with respect to each Preferred Share, as of any Conversion Date or other applicable date of determination , $1.65, subject to adjustment as provided herein . 1. "Convertible Securities" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock. "Eligible Market" means The New York Stock Exchange, the NYSE American , the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market. "Initial Issuance Date" means January 23, 2020. "Liquidation Event" means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole . "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

. "Person" means an individual, a limited liability company, a partnership , a JOtnt venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof. "Principal Market" means the Nasdaq Capital Market. "Purchase Agreement" means that certain Securities Purchase Agreement , dated as of January 22, 2020, by and among the Company and the purchasers signatory thereto. "Required Holders" means the holders of at least 2/3rds of the outstanding Preferred Shares. "Securities" means, collectively, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares. "Stated Value" shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations , reorganizations, reclassifications , combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares. "Subsidiary" means any Person in which the Company, directly or indirectly, (i) owns a majority of the outstanding capital stock or holds a majority of equity or similar interest of such Person or (ii) controls or operates all or any part of the business , operations or administration of such Person . u. "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded , provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4 :00 :00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders. v. "Transaction Documents" means this Certificate of Designations, the Purchase Agreement and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated thereby, all as may be amended from time to time in accordance with the terms hereof or thereof. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations , unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall simultaneously with any such receipt or delivery publicly disclose such material, non- public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material , non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to each Holder contemporaneously with delivery of such notice, and in the absence of any such indication, each Holder shall be allowed to presume that all matters relating to such notice do not constitute material , non-public information relating to the Company or its Subsidiaries. [signature pag efollows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series D Convertible Preferred Stock of Neurotrope, Inc. to be signed by its Chief Financial Officer on this 22nd day of January, 2020.:UR Name: Robert Weinstein Title:Chief Financial Officer [Signature Page to Certificate of Designations of Series D Convertible Preferred Stock]

EXHIBIT I NEUROTROPE INC. CONVERSION NOTICE Reference is made to the Certificate of Designations , Preferences and Rights of the Series D Convertible Preferred Stock of Neurotrope, Inc. (the "Certificate of Designations") . In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, $0.0001 par value per share (the "Preferred Shares"), of Neurotrope , Inc., a Nevada corporation (the "Company"), indicated below into shares of common stock, $0.0001 value per share (the "Common Stock"), of the Company, as of the date specified below. Date of Conversion: Number of Preferred Shares to be converted: Share certificate no(s). of Preferred Shares to be converted: Tax ID Number (If applicable): Conversion Price: Number of shares of Common Stock to be issued : Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address: Issue to: Address: Telephone Number : E-mail Address : Facsimile Number : Holder: By: Title: Dated: Account Number (if electronic book entry transfer): Transaction Code Number (if electronic book entry transfer) :

EXHIBIT II ACKNOWLEDGMENT The Company hereby acknowledges this Conversion Notice and hereby directs [ ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated _, 20from the Company and acknowledged and agreed to by [ ]. NEUROTROPE, INC. By: Name : Title: 95718350 v.5